Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of Fourth Quarter and Full Year 2014

Earnings Release and Conference Call

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Company information contact:

Douglas Beck, ICF International, douglas.beck@icfi.com, +1.703.934.3820

FOR IMMEDIATE RELEASE

FAIRFAX, Va. (January 22, 2015) – ICF International (NASDAQ:ICFI) will release its fourth quarter and full year 2014 results after the market closes on February 26, 2015. The results will be available at http://investor.icfi.com. ICF management will host a conference call at 5 p.m. Eastern Time on February 26, 2015, to discuss the financial results.

To participate, register at http://investor.icfi.com at least 15 minutes prior and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 7:30 p.m. Eastern Time February 26, 2015, through March 5, 2015, at 1.888.843.7419 (U.S.) or 1.630.652.3042 (outside the U.S.). The passcode is 3885 0526.

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About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology solutions that deliver beneficial impact in areas critical to the world's future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 70 offices worldwide. ICF's website is http://www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.